STOCK OPTION AGREEMENT



      STOCK OPTION AGREEMENT (this "Agreement"), dated February 6, 2000, by and between INPRISE CORPORATION, a Delaware corporation ("Inprise") and COREL CORPORATION, a corporation continued under the laws of Canada ("Corel").

      WHEREAS, Inprise, Corel and Carleton Acquisition Co., a Delaware corporation and a wholly-owned subsidiary of Corel ("Merger Sub") are entering into a Merger Agreement of even date herewith (the "Merger Agreement", terms defined therein and not otherwise defined herein having the same meanings when used herein), which provides, among other things, that upon the terms and subject to the conditions contained therein, Merger Sub will be merged (the "Merger") with and into Inprise; and

      WHEREAS, Inprise has agreed, to induce Corel and Merger Sub to enter into the Merger Agreement, to grant the Option (as hereinafter defined);

      NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

 1. Grant of Option. Inprise hereby grants Corel an irrevocable option (the "Option") to purchase, subject to the terms and conditions set forth herein, up to 12,000,000 shares (the "Inprise Shares") of common stock of Inprise (the "Inprise Common Stock"), together with the associated common stock purchase rights (the "Inprise Rights") attached thereto issued pursuant to the Rights Agreement, dated as of December 20, 1991, as amended, between the predecessor to Inprise and Manufacturers Hanover Trust Company of California, as Rights Agent (the "Inprise Rights Agreement"), in the manner set forth below at a price of $14.94 per share (the "Exercise Price"); provided, however, that in no event shall the number of shares of Inprise Common Stock for which the Option is exercisable exceed 19.9% of Inprise's issued and outstanding shares of Inprise Common Stock. References herein to Inprise Shares shall also be deemed to include the associated Inprise Rights.

 2. Exercise of Option. The Option may be exercised by Corel, in whole or in part, at any time or from time to time after the Merger Agreement becomes terminable by Corel under circumstances which could entitle Corel to payment of the Specified Amount under Article VIII of the Merger Agreement; provided that if the Specified Amount is not payable at the time that the Merger Agreement is terminated, the Option shall not be exercisable until such time as the Specified Amount becomes payable pursuant to the Merger Agreement. In the event Corel wishes to exercise the Option, Corel shall deliver to Inprise a written notice (an "Exercise Notice") specifying the total number of the Inprise Shares it wishes to purchase and a date and time for the closing of such purchase (a "Closing"), which date shall not be less than two nor more than 30 days after the later of (i) the date such Exercise Notice is given and (ii) the expiration or termination of any applicable waiting period under the HSR Act. The Option shall terminate upon the earlier of: (i) the Effective Time; (ii) the termination of the Merger Agreement pursuant to Section
 8.01 thereof (other than a termination in connection with which Corel is or may be entitled to the payment specified in Section 8.02 thereof); and
 (iii) 5:00 p.m., California time, on the date that is the one year anniversary of the termination of the Merger Agreement in connection with which Corel is or may be entitled to the payment specified in Section 8.02 thereof (or if, at the expiration of such one year period, the Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, ten business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal.

 3. Conditions to Closing. The obligation of Inprise to issue the Inprise Shares to Corel hereunder is subject to the conditions that (i) all waiting periods, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder ("HSR Act") and the Competition Act (Canada) applicable to the issuance of the Inprise Shares hereunder shall have expired or have been terminated; (ii) all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any United States, Canadian, state, provincial or local administrative agency or commission or other United States, Canadian, state, provincial or local governmental authority or instrumentality or securities exchange, if any, required in connection with the issuance of the Inprise Shares hereunder shall have been obtained or made, as the case may be; and (iii) no statute, rule or regulation shall be in effect, and no order, decree or injunction entered by any court of competent jurisdiction or governmental entity in the United States or Canada shall be in effect, that prohibits or restrains the exercise of the Option or the acquisition or issuance of Inprise Shares pursuant to the terms of this Agreement.

 4. Closing. At any Closing, (a) upon receipt of the payment provided for by this Section 4, Inprise will deliver to Corel a single certificate in definitive form representing the number of the Inprise Shares designated by Corel in its Exercise Notice, such certificate to be registered in the name of Corel and to bear the legend set forth in Section 11 of this Agreement, and (b) Corel will deliver to Inprise the aggregate price for the Inprise Shares so designated and being purchased by wire transfer of immediately available funds . At any Closing at which Corel is exercising the Option in part, Corel shall present and surrender this Agreement to Inprise, and Inprise shall deliver to Corel an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of the Inprise Common Stock purchasable hereunder.

 5. Representations and Warranties of Inprise. Inprise represents and warrants to Corel that (a) Inprise is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by Inprise and the consummation by Inprise of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Inprise and no other corporate proceedings on the part of Inprise are necessary to authorize this Agreement or any of the transactions contemplated hereby, (c) this Agreement has been duly executed and delivered by Inprise, constitutes a valid and binding obligation of Inprise and, assuming this Agreement constitutes a valid and binding obligation of Corel, is enforceable against Inprise in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, the availability of injunctive relief and other equitable remedies, and limitations imposed by law on indemnification for liability under applicable securities laws, (d) Inprise has taken all necessary corporate action to authorize and reserve for issuance and to permit it to issue, upon exercise of the Option, and at all times from the date hereof through the expiration of the Option will have reserved, 12,000,000 unissued Inprise Shares and such other shares of the Inprise Common Stock or other securities which may be issued pursuant to Section 10 of this Agreement, all of which, upon their issuance, payment and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, and free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever (other than those (i) created by or through Corel, or any of its respective affiliates, (ii) which arise under this Agreement, or (iii) which arise under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Act (Ontario) (the "Ontario Act") or any applicable state securities laws, (e) the execution and delivery of this Agreement by Inprise does not, and the performance of this Agreement by Inprise will not, materially conflict with, or result in any material violation of, or material default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets pursuant to (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "Violation"), (A) any provision of the Certificate of Incorporation or By-laws of Inprise or (B) any provisions of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license of or applicable to Inprise, or (C) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Inprise or its properties or assets, which Violation, in the case of each of clauses (B) and (C), individually or in the aggregate would prevent or materially delay the exercise by Corel of the Option or any other right of Corel under this Agreement, (f) the Board of Directors of Inprise has approved amendments to the Inprise Rights Plan to provide that Corel will not become an "Acquiring Person" and that no "Distribution Date" or "Triggering Event" under the Inprise Rights Agreement will occur as a result of the execution and delivery of this Agreement or the Merger Agreement or the consummation of the transactions contemplated hereby and thereby, including the acquisition of the shares of Inprise Common Stock pursuant to this Agreement, assuming such transactions are consummated in accordance with the terms of the applicable agreement, (g) the Board of Directors of Inprise having approved this Agreement and the consummation of the transactions contemplated hereby, the restrictions on business combinations contained in Section 203 of the DL will not apply to this Agreement or the purchase of shares of Inprise Common Stock pursuant to this Agreement, and (h) except as described in Section 3.04 of the Merger Agreement or this Agreement, and other than the HSR Act and the Competition Act (Canada) and, with respect to Section 9 hereof, compliance with the provisions of the Securities Act , the Ontario Act and any applicable state securities laws, the execution and delivery of this Agreement by Inprise does not, and the performance of this Agreement by Inprise will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority.

 6. Representations and Warranties of Corel. Corel represents and warrants to Inprise that (a) Corel is a corporation duly organized, validly existing and in good standing under the laws of Canada and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by Corel and the consummation by Corel of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Corel and no other corporate proceedings on the part of Corel are necessary to authorize this Agreement or any of the transactions contemplated hereby, (c) this Agreement has been duly executed and delivered by Corel, constitutes a valid and binding obligation of Corel and, assuming this Agreement constitutes a valid and binding obligation of Inprise, is enforceable against Corel in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and, the availability of injunctive relief and other equitable remedies and limitations imposed by law on indemnification for liability under applicable securities laws, (d) the execution and delivery of this Agreement by Corel does not, and the performance of this Agreement by Corel will not, result in any Violation pursuant to, (A) any provision of the charter documents of Corel, (B) any provisions of any loan or credit agreement, note, mortgage, indenture, lease, or other agreement, obligation, instrument, permit, concession, franchise, license of or applicable to it or (C) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Corel or its properties or assets, which Violation, in the case of each of clauses
 (B) and (C), would, individually or in the aggregate have a material adverse effect on Corel's ability to consummate the transactions contemplated by this Agreement, (e) except as described in Section 4.04 of the Merger Agreement, the execution and delivery of this Agreement by Corel does not, and the performance of this Agreement by Corel will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority and (f) any Inprise Shares acquired upon exercise of the Option will not be, and the Option is not being, acquired by Corel with a view to public distribution or resale in any manner which would be in violation of United States, Canadian, state or provincial securities laws.

 7.   Put Right.

 (a) Exercise of Put. At any time during which the Option is exercisable pursuant to Section 2 or would be exercisable but for the circumstances referred to in the parenthetical in Section 2(iii) of this Agreement (the "Repurchase Period"), upon demand by Corel, Corel shall have the right to sell to Inprise (or any successor entity thereof) and Inprise (or such successor entity) shall be obligated to repurchase from Corel (the "Put"), all or any portion of the Option, at the price set forth in clause (i) below, or all or any portion of the Inprise Shares purchased by Corel pursuant hereto, at a price set forth in clause (ii) below:

      (i) the difference between the "Market/Tender Offer Price" for shares of the Inprise Common Stock as of the date (the "Notice Date") notice of exercise of the Put is given to Inprise (defined as the higher of (A) the price per share offered as of the Notice Date pursuant to any tender or exchange offer or other Alternative Proposal which was made prior to the Notice Date and not terminated or withdrawn as of the Notice Date (the "Tender Price") and (B) the average of the closing prices of shares of the Inprise Common Stock on the Nasdaq Stock Market for the five trading days immediately preceding the Notice Date (the "Market Price") and the Exercise Price, multiplied by the number of Inprise Shares purchasable pursuant to the Option (or portion thereof with respect to which Corel is exercising its rights under this Section 7),

      (ii) the Exercise Price paid by Corel for the Inprise Shares acquired pursuant to the Option plus the difference between the Market/Tender Offer Price and the Exercise Price, multiplied by the number of Inprise Shares so purchased. For purposes of this clause (ii), the Tender Price shall be the highest price per share offered pursuant to a tender or exchange offer or other Alternative Proposal made during the Repurchase Period and not withdrawn or terminated.

      In determining the Market-Tender Offer Price, the value of consideration other than cash or stock as provided above shall be determined by a nationally recognized investment banking firm selected by Corel and reasonably acceptable to Inprise.

 (b) Payment and Redelivery of Option or Shares. In the event Corel exercises its rights under this Section 7, Inprise shall, within ten business days of the Notice Date, pay the required amount to Corel by wire transfer in immediately available funds to an account specified by Corel two business days prior to the date that payment is due and Corel shall surrender to Inprise the Option or the certificates evidencing the Inprise Shares purchased by Corel pursuant hereto, and Corel shall warrant that it owns such shares and that such shares are then free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever.

 8. Restrictions on Certain Actions. Inprise shall not adopt any Rights Agreement or shareholder rights plan or any amendment thereto in any manner which would cause Corel, if Corel has complied with its obligations under this Agreement, to become an "Acquiring Person" under such Rights Agreement or shareholder rights plan solely by reason of the beneficial ownership of the Inprise Shares acquired pursuant to this Agreement.

 9. Registration Rights. (a) Inprise will, if requested in writing (a "Registration Notice") by Corel at any time and from time to time within two years of the exercise of the Option, as expeditiously as possible prepare and file up to two registration statements under the Securities Act or prospectuses under the Ontario Act if such registration or the obtaining of a receipt for a prospectus is necessary in order to permit the sale or other disposition of any or all shares or other securities that have been acquired by or are issuable to Corel upon exercise of the Option ("Registrable Securities") in accordance with the intended method of sale or other disposition stated by Corel. Any such Registration Notice must relate to a number of Registrable Securities equal to at least twenty percent (20%) of Inprise Shares, unless the remaining number of Registrable Securities is less than such amount, in which case Corel shall be entitled to exercise its rights hereunder but only for all of the remaining Registrable Securities. Corel's rights hereunder shall terminate at such time as Corel shall be entitled to sell all of the remaining Registrable Securities pursuant to Rule 144(k) under the Act. Inprise will use its reasonable best efforts to qualify such shares or other securities under any applicable state or other provincial securities laws; provided, however, that Inprise shall not be required to qualify to do business, consent to general service of process or submit to taxation in any jurisdiction by reason of this provision. Inprise will use reasonable efforts to cause each such registration statement to become effective and to obtain a (final) receipt for each such prospectus, to obtain all consents or waivers of other parties which are required therefor, and to keep such registration statement or prospectus effective for such period not in excess of 120 calendar days from the day such registration statement first becomes effective or the date of the (final) receipt for such prospectus as may be reasonably necessary to effect such sale or other disposition. The obligations of Inprise hereunder to file a registration statement or prospectus and to maintain its effectiveness may be suspended for up to 90 calendar days in the aggregate if the Board of Directors of Inprise shall have determined that the filing of such registration statement or prospectus or the maintenance of its effectiveness would require premature disclosure of nonpublic information that would materially and adversely affect Inprise or otherwise interfere with or adversely affect any pending or proposed offering of securities of Inprise or any other material transaction involving Inprise, or Inprise would be required under the Securities Act to include audited financial statements for any period in such registration statement or prospectus and such financial statements are not yet available for inclusion in such registration statement or prospectus. Subject to applicable law, the expenses associated with the preparation and filing of any registration statement or prospectus prepared and filed under this Section 9, and any sale covered thereby ("Registration Expenses"), will be paid by Inprise except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Corel's counsel related thereto; provided, however, that Inprise will not be required to pay for any Registration Expenses with respect to such registration if the registration request is subsequently withdrawn at the request of Corel unless Corel agrees to forfeit its right to request one registration. In connection with any registration statement or prospectus pursuant to this Section 9, Corel shall furnish, or cause any holder of the Option or Inprise Shares (a "Holder") to furnish, Inprise with such information concerning itself and the proposed sale or distribution as shall reasonably be required in order to ensure compliance with the requirements of the Securities Act or the Ontario Act and to provide representations and warranties customary for selling stockholders who are unaffiliated with Inprise. In addition, Corel shall, and Corel shall cause each Holder to contractually agree to, indemnify and hold Inprise, its underwriters and each of their respective affiliates harmless against any and all losses, claims, damages, liabilities and expenses (including, without limitation, investigation expenses and fees and disbursement of counsel and accountants), joint or several, to which Inprise, its underwriters and each of their respective affiliates may become subject under the Securities Act or the Ontario Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in written information furnished by any Holder to Inprise expressly for use in such registration statement. If, during the time periods referred to in the first sentence of this Section 9, Inprise effects a registration under the Securities Act of, or qualifies a prospectus under the Ontario Act in respect of, the Inprise Common Stock for its own account or for any other stockholders of Inprise pursuant to a firm commitment underwriting (other than on Form S-4 or Form S-8, or any successor form), it will allow Corel the right to participate in such registration or qualification as long as Corel participates in such underwriting on terms reasonably satisfactory to the managing underwriters of such offering, and such participation will not affect the obligation of Inprise to effect demand registration statements or prospectuses for Corel under this Section 9, provided that, if the managing underwriters of such offering advise Inprise in writing that in their opinion the number of shares of the Inprise Common Stock requested to be included in such registration or qualification exceeds the number that it would be in the best interests of Inprise to sell in such offering. Inprise will , after fully including therein all shares of Inprise Common Stock to be sold by Inprise, include the shares of Inprise Common Stock requested to be included therein by Corel pro rata (based on the number of shares of Inprise Common Stock requested to be included therein) with the shares of Inprise Common Stock requested to be included therein by persons other than Inprise and persons to whom Inprise owes a contractual obligation (other than any director, officer or employee of Inprise to the extent any such person is not currently owed such contractual obligation). In connection with any registration or qualification pursuant to this Section 9, Inprise and Corel will provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification, and contribution in connection with such registration or qualification. Inprise shall provide to any underwriters such documentation including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten public offerings as such underwriters may reasonably require.

 (b) If Inprise's securities of the same type as the Inprise Common Stock beneficially owned by Corel are then authorized for quotation or trading or listing on the NYSE, Nasdaq National Market System or any other securities exchange or automated quotations system, Inprise, upon the request of Corel, shall promptly file an application, if required, to authorize for quotation, trading or listing such shares of the Inprise Common Stock on such exchange or system and will use its reasonable efforts to obtain approval, if required, of such quotation, trading or listing as soon as practicable.

 10.  Adjustment Upon Changes in Capitalization.

 (a) In the event of any change in the Inprise Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, exchange of shares or the like, the type and number of shares or securities subject to the Option, and the purchase price per share provided in Section 1 of this Agreement, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Corel shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Corel would have received in respect of the Inprise Common Stock if the Option had been exercised immediately prior to such event or the record date therefor, as applicable. In the event that any additional shares of Inprise Common Stock otherwise become outstanding after the date of this Agreement (other than pursuant hereto), the number of shares of Inprise Common Stock subject to the Option shall be increased to equal 19.9% of the number of shares of Inprise Common Stock then issued and outstanding.

 (b) In the event that Inprise shall enter in an agreement: (i) to consolidate with or merge into any person, other than Corel or another direct or indirect wholly-owned subsidiary of Corel, and shall not be the continuing or surviving corporation of such consolidation or merger; (ii) to permit any person, other than Corel or another direct or indirect wholly-owned subsidiary of Corel, to merge into Inprise and Inprise shall be the continuing or surviving corporation, but, in connection with such merger, the then-outstanding shares of the Inprise Common Stock shall be changed into or exchanged for stock or other securities of Inprise or any other person or cash or any other property or the outstanding shares of the Inprise Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company; or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Corel or another direct or indirect wholly-owned subsidiary of Corel, then, and in each such case, Inprise shall immediately so notify Corel, and the agreement governing such transaction shall make proper provisions so that upon the consummation of any such transaction and upon the terms and conditions set forth herein, Corel shall, upon exercise of the Option, receive for each Inprise Share with respect to which the Option has not been exercised an amount of consideration in the form of and equal to the per share amount of consideration that would be received by the holder of one share of the Inprise Common Stock less the Exercise Price (and, in the event of an election or similar arrangement with respect to the type of consideration to be received by the holders of the Inprise Common Stock, subject to the foregoing, proper provision shall be made so that the holder of the Option would have the same election or similar rights as would the holder of the number of shares of the Inprise Common Stock for which the Option is then exercisable.

 11.  Profit Limitation.

 (a) Notwithstanding any other provision of this Agreement, in no event shall the Total Profit (as hereinafter defined) received by Corel and its affiliates exceed $30 million and, if it otherwise would exceed such amount, Corel, at its sole election, shall either (i) reduce the number of shares of Inprise Common Stock subject to the Option, (ii) deliver to Inprise for cancellation Inprise Shares previously purchased by Corel (valued, for the purposes of this Section 11(a) at the average closing sales price per share of Inprise Common Stock (or if there is no sale on such date then the average between the closing bid and ask prices on any such day) as reported by the Nasdaq Stock Market for the twenty consecutive trading days preceding the day on which the Total Profit exceeds $30 million, (iii) pay cash to Inprise, or (iv) any combination thereof, so that the actually realized Total Profit shall not exceed $30 million after taking into account the foregoing actions.

 (b) As used herein, the term "Total Profit" shall mean the amount (before taxes) of the following: (a) the aggregate amount of (i)(x) the net cash amounts received by Corel and its affiliates pursuant to the sale of Inprise Shares (or any securities into which such Inprise Shares are converted or exchanged) to any unaffiliated party or to Inprise pursuant to this Agreement, less (y) Corel's purchase price of such Inprise Shares,
 (ii) any amounts received by Corel and its affiliates on the transfer of the Option (or any portion thereof) to any unaffiliated party, if permitted hereunder or to Inprise pursuant to this Agreement, and (iii) the amount received by Corel pursuant to Section 8.02(b) of the Merger Agreement; minus (b) the amount of cash theretofore paid to Inprise pursuant to this
 Section 11 plus the value of the Inprise Shares theretofore delivered to Inprise for cancellation pursuant to this Section 11.

 (c) Notwithstanding any other provision of this Agreement, nothing in this Agreement shall affect the ability of Corel to receive nor relieve Inprise's obligation to pay a fee pursuant to Section 8.02(b) of the Merger Agreement; provided that if the Total Profit received by Corel would exceed $30 million following the receipt of such fee, Corel shall be obligated to comply with terms of Section 11(a) within 5 days of the later of (i) the date of receipt of such fee and (ii) the date of receipt of the net cash by Corel pursuant to the sale of Inprise Shares (or, any other securities into which such Inprise Shares are converted or exchanged) to any unaffiliated party or to Inprise pursuant to this Agreement.

 (d) Notwithstanding any other provision of this Agreement, the Option may not be exercised for a number of Inprise Shares that would, as of the Notice Date, result in a Notional Total Profit (as defined below) of more than $30 million. "Notional Total Profit" shall mean, with respect to any number of Inprise Shares as to which Corel may propose to exercise the Option, the Total Profit determined as of the Notice Date assuming that the Option was exercised on such date for such number of Inprise Shares and assuming such Inprise Shares, together with all other Inprise Shares held by Corel and its affiliates as of such date, were sold for cash at the closing sales price for Inprise Common Stock as of the close of business on the preceding trading day.

 12. Restrictive Legends. Each certificate representing shares of the Inprise Common Stock issued to Corel hereunder shall include a legend in substantially the following form:

           "THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN PROVISIONS OF AN AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF
           AND THE COMPANY AND TO RESALE RESTRICTIONS ARISING
           UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  A COPY
           OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE
           OF THE COMPANY AND WILL BE PROVIDED TO THE HOLDER
           HEREOF WITHOUT CHARGE UPON RECEIPT BY THE COMPANY
            OF A WRITTEN REQUEST THEREFOR."

 Inprise shall, upon written request of the holder thereof, issue such holder a new certificate evidencing such Inprise Shares without such legend in the event (i) the sale of such Inprise Shares has been registered pursuant to the Securities Act, or (ii) such holder shall have delivered to Inprise an opinion of counsel, which opinion shall, in Inprise's reasonable judgment, be satisfactory in form and substance to Inprise, to the effect that subsequent transfers of such Inprise Shares may be effected without registration under the Securities Act.

 13. Listing and HSR Filing. Inprise, upon request of Corel, shall as promptly as practicable file an application to list Inprise Shares to be acquired upon exercise of the Option for listing or quotation on the Nasdaq Stock Market and shall use its reasonable efforts to obtain approval for such quotation as promptly as practicable. Promptly after the date hereof, each of the parties hereto shall promptly file all required pre-merger notification and report forms and other documents and exhibits required to be filed under the HSR Act or the Competition Act (Canada) to permit the acquisition of Inprise Shares subject to the Option at the earliest practicable date.

 14. Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as expressly provided for in this Agreement and except for any assignment by Corel in whole or in part, to a wholly-owned, direct or indirect, subsidiary of Corel (provided that any such subsidiary agrees in writing to be bound by and liable for all of the terms, conditions and provisions contained herein that would otherwise be applicable to Corel, and provided further that Corel shall remain liable for all of its duties and obligations hereunder in the event such subsidiary shall fail to perform hereunder), neither this Agreement nor the rights or the obligations of either party hereto are assignable in whole or in part (whether by operation of law or otherwise), without the written consent of the other party and any attempt to do so in contravention of this Section 14 will be void. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement.

 15. Specific Performance. The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to other remedies, the other party shall be entitled to an injunction or injunctions restraining any violation or threatened violation of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in the Courts of the State of New York located in the County of New York or of the State of Delaware located in the County of New Castle (or, if such court lacks subject matter jurisdiction, any appropriate federal court in the State of New York or the State of Delaware) (collectively, the "Courts") or any of the appeals courts thereof. In the event that any action should be brought in equity to enforce the provisions of this Agreement, neither party will allege, and each party hereby waives the defense that there is adequate remedy at law.

 16. Entire Agreement. This Agreement and the Merger Agreement (including the Exhibits and Schedules thereto) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior discussions, representations and warranties, agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action, suit or other proceeding involving this Agreement.

 17. Further Assurances. Subject to the terms and conditions hereof, if Corel exercises the Option, or any portion thereof, in accordance with the terms of this Agreement, each party will execute and deliver all such further documents and instruments and take all such further action including obtaining necessary regulatory approvals and making necessary filings (including, without limitation, filings under the HSR Act and the Competition Act (Canada)) as may be necessary in order to consummate the transactions contemplated hereby (including the issuance, registration and listing of the Inprise Shares). To the extent that the Option becomes exercisable, Inprise will not take any actions which would frustrate the exercise of the Option.

 18. Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meaning contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the gender and neuter genders of such term. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented and attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed to also to refer to any amendments thereto and all rules and regulations promulgated thereunder, unless the context requires otherwise.

 19. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect. In the event any court or other competent authority holds any provision of this Agreement to be null, void or unenforceable, under any present or future law, public policy or order, and if the rights or obligations of any party hereto under this Agreement or the Merger Agreement, and the economic or legal substance of the transactions contemplated hereby and thereby, will not be materially and adversely affected thereby, (i) such provision will be fully severable and (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith the execution and delivery of an amendment to this Agreement in order to the maximum extent possible to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith, or not take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including but not limited to money damages, for breach hereof or of any other provision of this Agreement or part hereof as the result of such holding or order.

 20. Notices. Any notice, request, claim, demand or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed or telecopied or sent by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received (a) on the date of delivery if delivered personally, including by courier, (b) upon receipt if delivered by registered or certified mail, return receipt requested, postage prepaid or (c) upon receipt if sent by facsimile transmission, provided that any notice received by telecopy or otherwise at the addressee's location on any business day after 5:00 p.m. (addressee's local time) shall be deemed to have been received at 9:00 a.m. (addressee's local time) on the next business day. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph, provided that such notification shall only be effective on the date specified in such notice or five business days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver. All notices hereunder shall be delivered to the parties to the addresses or facsimile numbers set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

      If to Inprise:

      Inprise Corporation
      100 Enterprise Way
      Scotts Valley, CA 95066-3249
      Facsimile No.: (813) 431-1320
      Attention: Dale Fuller

      with a copy to (which shall not constitute notice):

      Skadden, Arps, Slate, Meagher & Flom LLP
      Four Times Square
      New York, NY 10036-6522
      Facsimile No.: (212) 735-2000
      Attention:  Daniel E. Stoller, Esq.
                  Richard J. Grossman, Esq.

      If to Corel to:

      Corel Corporation
      1600 Carling Avenue
      Ottawa, Ontario
      K1Z 8R7
      Facsimile No.: (613) 725-2691
      Attention: Corporate Secretary

      with a copy to (which shall not constitute notice):

      McCarthy Tetrault
      The Chambers
      Suite 1400, 40 Elgin Street
      Ottawa, Ontario
      K1P 5K6
      Facsimile No: (613) 563-9386
      Attention: Robert D. Chapman

 21. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed and to be performed entirely within such State without giving effect to the principles of conflicts or choice of law thereof or of any other jurisdiction (except to the extent that mandatory provisions of United States federal law applies to indemnification provisions).

 22. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or, in any way, to affect the meaning or interpretation of this Agreement.

 23. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

 24. Expenses. Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred by a party in connection with the transactions contemplated by this Agreement, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel, shall be paid by the party incurring such expenses.

 25. Amendments; Waiver. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument in writing signed on behalf of the party waiving compliance.

 26. Jurisdiction. Each of the parties hereto irrevocably agrees that any action, suit, claim or other legal proceeding with respect to this Agreement or in respect of the transactions contemplated hereby brought by any other party hereto or its successors or assigns shall be brought and determined in any federal court located in the County of New York in the State of New York or the County of New Castle in the State of Delaware or the courts of the State of New York located in the County of New York or of the State of Delaware located in the County of New Castle (or any appeals courts thereof). The foregoing New York courts are hereinafter referred to as the "New York Courts" and the foregoing Delaware Courts are hereinafter referred to as the "Delaware Courts". Each of the parties hereto irrevocably submits with regard to any such proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment before judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable law, that (i) the proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such court. Notwithstanding the foregoing, each of the parties hereto agrees that each of the other parties shall have the right to bring any action or proceeding for enforcement of a judgment entered by the aforesaid New York Courts or Delaware Courts in any other court or jurisdiction.

 27. Waiver of Trial by Jury. Each of the parties hereto acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any right such party may have to a trial by jury in respect of any action, suit, claim or other proceeding directly or indirectly arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each party certifies and acknowledges that
 (i) no representative of such party has been authorized by such party to represent or, to the knowledge or such party, has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each such party understands and has considered the implications of this waiver, (iii) each such party makes this waiver voluntarily and (iv) each such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 27.

 28.  Service of Process.

 (a) The parties agree that the delivery of process or other papers in connection with any such action or proceeding in the manner provided in
 Section 20 hereof, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

 (b)  Each of Corel and Inprise hereby designates each of the New York
 City, N.Y. and Wilmington, Delaware offices of CT Corporation as its respective agent for service of process in the State of New York and the State of Delaware, solely with respect to any dispute or controversy arising out of this Agreement, and service upon Corel or Inprise for such purposes shall be deemed to be effective upon service of CT Corporation, as aforesaid or of its successor designated in accordance with the following sentence in the appropriate State. Any party may designate another corporate agent or law firm reasonably acceptable to the other party and located in the State of New York or the State of Delaware, as applicable, as successor agent for service of process upon 30 days' prior written notice to such party. Each party further covenants and agrees to execute, upon the request of the other party, such documents and agreements as are reasonably necessary to confirm such designations.

 29. Remedies Cumulative. Except as otherwise herein provided, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law.

 30. No Third Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and except as otherwise expressly provided for herein, it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

 31.  Limitations on Warranties.

 (a) Except for the representations and warranties contained in this Agreement and the Merger Agreement, Inprise makes no other express or implied representation or warranty to Corel. Corel acknowledges that, in entering into this Agreement, it has not relied on any representations or warranties of Inprise or any other person other than the representations and warranties of Inprise set forth in this Agreement or the Merger Agreement.

 (b) Except for the representations and warranties contained in this Agreement and the Merger Agreement, Corel makes no other express or implied representation or warranty to Inprise. Inprise acknowledges that, in entering into this Agreement, it has not relied on any representations or warranties of Corel any other person other than the representations and warranties of Corel set forth in this Agreement and the Merger Agreement.

 32. Execution. This Agreement may be executed by facsimile signatures by any party and such signature shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required.

 33. Currency. Unless otherwise specified, all references in this Agreement to "dollars" or "$" shall mean United States dollars.

 34. Date for Any Action. In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a business day, such action shall be required to be taken on the next succeeding day which is a business day.


      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                INPRISE CORPORATION

                                By: /s/ Fred Ball
                                    ------------------------
                                Name:  Fred Ball
                                Title: Chief Financial Officer


                                COREL CORPORATION

                                By: /s/ Eric J. Smith
                                    ------------------------
                                Name:  Eric J. Smith
                                Title: Corporate Secretary

                                By: /s/ Michael Cowpland
                                    -------------------------
                                Name:  Michael Cowpland
                                Title: President and Chief Executive Officer